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                                                                  Exhibit 23.3
INDEPENDENT AUDITORS' CONSENT


We consent to the use and incorporation by reference in this Registration Statement of ENVOY Corporation on Form S-3 and the incorporation by reference in the previously filed Registration Statement on Form S-8 of our report dated April 19, 1996 relating to the financial statements of National Electronic Information Corporation in Form 8K/A of ENVOY Corporation dated May 20, 1996.

We also consent to the reference to us under the heading "Experts" in the Form S-3 Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York

May 20, 1996